Exhibit 10.02

MEDIA GENERAL, INC.

SUPPLEMENTAL PROFIT SHARING PLAN

Effective January 1, 2007

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

i

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE IV	DISTRIBUTIONS	9
4.01	Payment of Benefits	9
4.02	Form of Distribution	9
4.03	Federal Income Tax Withholding	9
4.04	Discharge of Obligation	9

ARTICLE V	ADMINISTRATION	10
5.01	Administrator	10
5.02	Powers of Administrator	10
5.03	Benefit Claims Review Procedure	11
5.04	Administrative Costs	11
5.05	Fiduciary Discretion	11

ARTICLE VI	AMENDMENT AND TERMINATION OF THE PLAN	12
6.01	Amendment of the Plan	12
6.02	Termination of the Plan	12

ARTICLE VII	GENERAL PROVISIONS	13
7.01	No Guaranty of Employment	13
7.02	Unfunded Plan	13
7.03	Trust	13
7.04	Payments to Minors and Incompetents	13
7.05	Non-Alienation of Benefits	14
7.06	Headings and Subheadings	14
7.07	Use of Masculine and Feminine; Singular and Plural	14
7.08	Beneficiary Designation	14
7.09	Errors and Omissions	14
7.10	Omnibus Provisions	14

ii

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

INTRODUCTION

The Media General, Inc., Supplemental Profit Sharing Plan was adopted effective January 1, 2007. The purpose of the Plan is to supplement the benefits payable to certain employees of Media General, Inc., to the extent that profit sharing contributions are limited under the MG Advantage 401(k) Plan as a result of the application of Code sections 415 and 401(a)(17). The Company has determined that the adoption of the Supplemental Profit Sharing Plan will assist it in attracting and retaining those employees whose abilities and experience will contribute to its continued success.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE I

DEFINITIONS

1.01	Account

Account means the account or bookkeeping record reflecting a Participant’s interest in the Plan.

1.02	Affiliate

Affiliate means any corporation which, when considered with the Company, would constitute a controlled group of corporations within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C) or any entity, whether or not incorporated which, when considered with the Company, would constitute a controlled group in accordance with Code section 414(c) and regulations promulgated thereunder.

1.03	Beneficiary

Beneficiary means the person or entity specified by a Participant on forms prescribed by the Company for that purpose. If a Participant does not designate a Beneficiary or if the designated Beneficiary predeceased the Participant or is not in existence on the date of the Participant’s death, then Beneficiary means the Participant’s Surviving Spouse, or if there is no Surviving Spouse, the executor(s) or administrator(s) of the Participant’s estate.

1.04	Board of Directors

Board of Directors means the Board of Directors of Media General, Inc.

1.05	Code

Code means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code include those sections and any comparable sections of future legislation that modify, amend, supplement, supersede or recodify such section.

1.06	Company

Company means Media General, Inc., and all of its Affiliates, subsidiaries and divisions except for those Affiliates, subsidiaries and divisions whose employees or segments thereof have not been designated to be included in this Plan. Where only a segment of an Affiliate’s, subsidiary’s or division’s employees has been designated for coverage hereunder, “Company” applies to such Affiliate, subsidiary or division only as it relates to such entity’s employees eligible for coverage. Any action required to be taken by a Company may be taken by the Board of Directors or by the Executive Committee of the Board of Directors.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

1.07	Compensation

Compensation means compensation as defined under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and the Company (and without any limitations otherwise imposed under the Code).

1.08	Eligible Employee

Eligible Employee means:

(a) an Employee of the Company;

(b) who receives annual Compensation in excess of the compensation dollar limit imposed under Code section 401(a)(17) each year (for example, $230,000 for calendar year 2008); and

(c) who otherwise is selected by the Company to participate in this Plan in accordance with the provisions of the Plan (and who has not thereafter become ineligible to participate).

An individual who is a Participant in the Media General, Inc. Supplemental Executive Retirement Plan is not an Eligible Employee under this Plan.

1.09	Employee

Employee means an individual who is an employee of the Company or an adopting Affiliate.

1.10	ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended. References to specific sections of ERISA shall include those section and any comparable sections of future legislation that modify, amend, supplement, supersede or recodify such sections.

1.11	401(k) Plan

401(k) Plan means the MG Advantage 401(k) Plan, as now and hereafter amended.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

1.12	Participant

Participant means an Eligible Employee who satisfies the requirements of Article II.

1.13	Plan

Plan means the Media General, Inc. Supplemental Profit Sharing Plan.

1.14	Plan Compensation

Plan Compensation means the excess (if any) of:

(a) the Participant’s Compensation for the Plan Year, as defined above and under the 401(k) Plan, without regard to any reduction in compensation by reason of any compensation reduction agreement in effect between a Participant and the Company (and without any limitation otherwise imposed under the Code); over,

(b) the annual tax-qualified plan compensation limitation set forth under Code section 401(a)(17), as adjusted for that Plan Year.

1.15	Plan Year

Plan Year means the annual period beginning on January 1 and ending on December 31.

1.16	Spouse or Surviving Spouse

Spouse or Surviving Spouse means the person to whom a Participant was married under the laws of the state of his domicile on his death or on the date benefits commence, whichever is earlier.

1.17	Supplemental Profit Sharing Contribution

Supplemental Profit Sharing Contribution means the Company’s contribution to a Participant’s Account as provided in Plan section 3.02.

1.18	Termination of Employment

Termination of Employment means a Participant’s separation from service from the Company or any Affiliate, whether by retirement or termination of employment, consistent with Code section 409A and Treasury Regulations thereunder.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

1.19	Totally and Permanently Disabled

A Participant will be deemed Totally and Permanently Disabled if the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

1.20	Valuation Date

Valuation Date means each business day of the calendar year.

1.21	Year of Service

Year of Service generally means each period of 12 consecutive months beginning on the Employee’s date of employment and ending on his Termination of Employment, subject to the rules set forth in the 401(k) Plan.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.01	Eligibility Requirements

(a) Each individual who is an Eligible Employee on January 1, 2007, and who has completed a Year of Service as of such date shall, without further requirement, be a Participant of the Plan.

(b) Each other individual who is or becomes an Eligible Employee shall become a Participant of the Plan on the January 1 or July 1 next following the date he completes a Year of Service.

2.02	Participation in the Plan

(a) An application to enroll in the Plan is not required, but each Eligible Employee and Participant must correctly disclose to the Administrator all requested information necessary for the administration of the Plan.

(b) A Participant shall continue to be a Participant of the Plan until the date that he is no longer entitled to benefits under the Plan.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE III

ACCOUNTS AND INVESTMENTS

3.01	Establishment of Accounts

The Administrator shall establish and maintain a Supplemental Profit Sharing Account for each Participant of the Plan. As required for appropriate recordkeeping, the Administrator may establish and name additional Accounts or subaccounts for each Participant.

3.02	Crediting of Supplemental Profit Sharing Contributions

(a) Supplemental Profit Sharing Contributions are discretionary and the amount of such contribution, if any, shall be determined by the Board in its sole and absolute discretion.

(b) If a profit-sharing contribution is declared under the 401(k) Plan for a Plan Year, as soon as practicable after the end of such Plan Year, the Company shall credit to the Participant’s Account an amount equal to the percentage declared under the 401(k) Plan, if any, times the Participant’s Plan Compensation. An Eligible Employee must be employed on the last of such Plan Year to be eligible for a Supplemental Profit Sharing Contribution except in the case of a Participant who has died, retired or become Totally and Permanently Disabled during the Plan Year.

3.03	Participant Contributions

Participants shall not be required or permitted to make contributions to the Plan.

3.04.	Investment Options and Allocation of Net Income/Loss

A Participant shall select investment options at the time he files an application to become a Participant (any such selections shall be in increments of 1 percent). If a Participant does not select the funds in which his Account shall be invested, his Account shall be invested in the Fidelity Freedom Income Fund (or a successor investment fund selected by the Company). A Participant may change his investment options on a daily basis.

As of each Valuation Date, the Company shall credit to each Participant electing investment in a fund, the net income (or loss), including all realized and unrealized gains and losses, of that fund since the last Valuation Date attributable to his Account, according to the ratio of the portion of each Participant’s Account invested in that fund as of the day immediately following the last Valuation Date, less any withdrawals or transfers since such date, to the sum of all portions of the Participants’ Account balances invested in that fund, similarly determined.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

3.05.	Vesting

A Participant who dies, becomes Totally and Permanently Disabled, or reaches age 65 while in the employ of the Company shall have a 100 percent vested interest in his Account. Otherwise, a Participant shall have a vested, nonforfeitable interest in his Account after he has completed three Years of Service with the Company.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE IV

DISTRIBUTIONS

4.01	Payment of Benefits

In the event of a Participant’s Termination of Employment, death or Total and Permanent Disability, the Plan shall pay the Participant or his Beneficiary, as the case may be, the total vested value of the Participant’s Account. Such payment shall be made on the first day of the month following the six-month anniversary of the Participant’s Termination of Employment, death or the date such Participant is determined to be Totally and Permanently Disabled.

4.02	Form of Distribution

Payment shall be made from the Plan to a Participant or Beneficiary in a single sum in cash.

4.03	Federal Income Tax Withholding

Participants and, if applicable, Beneficiaries shall be provided with proper notice and election forms for the purpose of withholding Federal income tax from distributions from the Plan in accordance with Code section 3405.

4.04	Discharge of Obligation

Payment of all or a portion of the value of the Participant’s Account under this Article shall discharge the Company’s obligation to the Participant or his Beneficiary.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE V

ADMINISTRATION

5.01	Administrator

The Plan will be administered by the Company or by any person, entity or committee appointed from time to time by the Board of Directors to serve at its pleasure. A Participant may be appointed to serve as Administrator at the discretion of the Board of Directors. Except as may be directed by the Company, no person serving as Administrator will receive any compensation for his services as Administrator.

5.02	Powers of Administrator

The Administrator will have full and exclusive power and discretion to administer the Plan, including as to all of its details. For this purpose, the Administrator’s power will include, but will not be limited to, the following authority:

(a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b) to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any Employee, former Employee, Participant, former Participant and Beneficiary;

(c) to decide all questions concerning the Plan;

(d) to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

(e) to authorize the payment of Plan benefits;

(f) to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and

(g) to appoint such agents, counsel, accountants, consultants and recordkeepers as may be required to assist in administering the Plan.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

5.03	Benefit Claims Review Procedure

(a) Any claim by a Participant or his or her Beneficiary (hereafter the “Claimant”) for benefits shall be submitted in writing to the Administrator. The Administrator shall be responsible for deciding whether such claim is payable, or the claimed relief otherwise is allowable, under the provisions and rules of the Plan (a “Covered Claim”) and in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and Department of Labor regulations thereunder. As such, the Administrator shall be responsible for providing a full review of the Administrator’s decision with regard to any claim, upon a written request.

(b) Each Claimant or other interested person shall file with the Administrator such pertinent information as the Administrator may specify, and in such manner and form as the Administrator may specify; and, such person shall not have any rights or be entitled to any benefits, or further benefits, hereunder, as the case may be, unless the required information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply, at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits, or no further benefits, hereunder, as the case may be, shall be payable to such Claimant.

5.04	Administrative Costs

All reasonable costs incurred in the administration of the Plan shall be paid.

5.05	Fiduciary Discretion

In discharging the duties assigned to it under the Plan, the Committee and each other fiduciary with respect to the Plan has the discretion to interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. Each fiduciary’s discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. A fiduciary’s decision is final and conclusive unless it is established that the fiduciary’s decision constituted an abuse of its discretion.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE VI

AMENDMENT AND TERMINATION OF THE PLAN

6.01	Amendment of the Plan

The Company shall have the right by action of the Board of Directors or its delegate to modify, alter or amend the Plan in whole or in part, provided that any such action shall not, in any way, retroactively reduce any benefit to a Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to such amendment or modification).

6.02	Termination of the Plan

The Company reserves the right to terminate the Plan at any time by action of its Board of Directors or its delegate provided that any such action shall not, in any way, retroactively reduce any benefit to a Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to such amendment or modification). Any termination of the Plan must satisfy the requirements of Code section 409A.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

ARTICLE VII

GENERAL PROVISIONS

7.01	No Guaranty of Employment

The Plan shall not be deemed to constitute a contract between the Company and any Participant or to be consideration or an inducement for the employment of any Participant of the Company. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or to terminate the service of any Participant at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

7.02	Unfunded Plan

All Plan Participants and Beneficiaries are general unsecured creditors of the Company with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Company to make benefit payments in the future. It is the intention of the Company that the Plan be considered unfunded for tax purposes.

7.03	Trust

The Company may, but is not required to, establish a grantor trust which may be used to hold assets of the Company which are maintained as reserves against the Company’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Company’s creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Company’s obligation hereunder, then such obligation of the Company shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

7.04	Payments to Minors and Incompetents

If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed so by the Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Administrator might designate. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

7.05	Non-Alienation of Benefits

To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge; and any attempt to anticipate, assign, garnish or pledge the same will be void and no such benefits will be made in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participants.

7.06	Headings and Subheadings

The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

7.07	Use of Masculine and Feminine; Singular and Plural

In the construction of the Plan the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

7.08	Beneficiary Designation

At the time of enrollment in the Plan, each Participant must designate a Beneficiary to receive settlement of his Plan account in the event of his death during employment. A Participant may, from time to time, change a Beneficiary or Beneficiaries under the Plan. In the event that no designated Beneficiary is surviving at the time of the Participant’s death, settlement under the Plan will be made as provided in Plan section 1.03.

7.09	Errors and Omissions

In the event an innocent error or omission is discovered in the operation or administration of the Plan, then, the Committee may make such equitable adjustments that it deems necessary or desirable to correct the error or omission.

7.10	Omnibus Provisions

(a) Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b) It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company is authorized to adopt

Media General, Inc.

Supplemental Profit Sharing Plan

Effective January 1, 2007

rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.